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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Inspire Pharmaceuticals, Inc. of our report dated February 21, 2000, relating to the financial statements of Inspire Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
June 29, 2000